As filed with the Securities and Exchange Commission on October 25, 2017

Registration No.: 333-197889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2-A TO

FORM S-1,

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE TEARDROPPERS INC.

(Exact name of registrant as specified in its charter)

Nevada	3715	46-2407247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 Newport Center Dr. Ste. 230

Newport Beach, Ca. 92660

Phone: 949-751-2173

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies to:

Raymond Gerrity, President

180 Newport Center Dr. Ste. 230

Newport Beach, Ca. 92660

Phone: 949-751-2173

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Brad Bingham Esq.

The Bingham Law Group, APC

1106 Second Street, Suite 195

Encinitas, CA 92024

(760) 230-1617 Office

(760) 579-7699 Fax

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

A Registration Statement on Form S-1 of The Teardroppers, Inc. (the “Company”),was originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 5, 2015. Post Effective Amendment Number 1 to the S-1 Registration Statement was declared effective on May 3, 2016. Post Effective Amendment Number 2, was filed on October 24, 2017. This Post Effective Amendment No. 2-A is being filed for the sole purpose of replacing Exhibit 23.2 to the Registration Statement, the original of which was filed in error.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean The Teardroppers, Inc., a Nevada corporation.

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with Devcap Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with Devcap Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2(**)	Consent of Auditors

____________________________

* Previously filed

** Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, CA on October 25, 2017.

The Teardroppers, Inc.

Date: October 25, 2017	By:	/s/ Raymond Gerrity
Raymond Gerrity, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

The Teardroppers, Inc.

Date: October 25, 2017	By:	/s/ Raymond Gerrity
Raymond Gerrity, Director, and Chief Executive Officer

Date: October 25, 2017	By:	/s/Raymond Gerrity
Raymond Gerrity, Chief Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with Devcap Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with Devcap Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2(**)	Consent of Auditors

____________________________

* Previously filed

** Filed herewith

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